Exhibit 10.23

Second Amendment to the Settlement and Termination Agreement

This Second Amendment to the Settlement and Termination Agreement (this “Second Amendment”) is entered into as of December 4, 2024 (the “Second Amendment Effective Date”) by and among Bristol- Myers Squibb Company, a Delaware corporation (“BMS”), Celgene Corporation, a Delaware corporation (“Celgene Corporation”), Celgene Switzerland LLC, a Delaware limited liability company (“Celgene Switzerland”), Celgene Holdings East Corporation, a New Jersey corporation (“Celgene East”), Celgene Kappa Holdings LLC, a Delaware limited liability company (“Celgene Kappa”) and Celgene Logistics Sàrl (“Celgene Logistics”), a corporation incorporated under the laws of Switzerland, on the one hand (collectively, with BMS, Celgene Corporation, Celgene Switzerland, Celgene East, Celgene Kappa and Celgene Logistics, “Celgene”), and BeiGene, Ltd., an exempted company incorporated under the laws of the Cayman Islands, and BeiGene Switzerland GmbH, a company incorporated in Switzerland (“BeiGene Switzerland”, and together with BeiGene, Ltd., “BeiGene”). BMS, Celgene Corporation, Celgene Switzerland, Celgene East, Celgene Kappa, Celgene Logistics, BeiGene Switzerland, and BeiGene, Ltd., are sometimes referred to herein individual as a “Party” and collectively, the “Parties.”

WHERAS, Celgene and BeiGene entered into that certain Settlement and Termination Agreement as of August 1, 2023, and as amended on January 1, 2024 (the “Agreement”).

WHEREAS, in an effort to ensure an appropriate process and timing for BeiGene to wind down its sales and marketing of the Products and for the smooth transition of the Products the Parties wish to amend the Agreement to clarify certain transition activities and processes.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

I.Definition. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Settlement Agreement.

II.Amendment.

a.Notwithstanding anything to the contrary contained in Section 3 Pending Product Orders; Continued Right to Sell, the Parties mutually agree that BeiGene and the distributors and the hospitals shall be entitled to sell the Fall 2023 Supply of Revlimid and Vidaza until the earlier of (y) exhaustion of such Fall 2023 Supply Product inventory or (z) February 28, 2025.

b.Notwithstanding anything to the contrary contained in Section 3 Pending Product Orders; Continued Right to Sell, the Parties mutually agree that Celgene may engage in pre-launch reintroduction activities for the Product in the Territory (including but not limited to promotional activities) as of the Second Amendment Effective Date; provided, however that Celgene shall not sell itself or to any third-party any Product until the earlier of (y) exhaustion of such Fall 2023 Supply Product inventory or (z) January 1, 2025.

c.Notwithstanding anything to the contrary contained in Section 2 Termination of the LSA and QA, the Parties mutually agree to clarify that the PVA shall remain in full force and effect for the inventory of and sale of Product by BeiGene in accordance with Section II.a. above.

d.Notwithstanding anything to the contrary contained in Section 2 Termination of the LSA and QA, the Parties mutually agree to clarify that the QA shall remain in full force and effect for the inventory of and sale of those Products by BeiGene in accordance with Section II.a. above and BeiGene shall continue to provide necessary support for such inventory and sales of Products in accordance with such QA.

III.Entire Agreement. This Second Amendment shall be deemed incorporated into and made a part of the Agreement. The provisions of this Second Amendment shall constitute an amendment to the Agreement, and, to the extent that any term or provision of this Second Amendment may be deemed expressly inconsistent with any term or provision in the Agreement, the First Amendment, this Second Amendment shall govern and control. Except as expressly modified by the terms of this Second Amendment, all of the terms, conditions, and provisions of the Agreement are hereby ratified, and the Agreement remains in full force and effect.

IV.Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the state of New York, without giving effect to the principles of conflicts of law.

V.Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement and shall become effective when each Party has signed and delivered a copy to the other Party. Any manual signature on this Agreement that is faxed, scanned, photocopied, emailed or otherwise electronically transmitted in any generally accepted format, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq. shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual “wet ink” signature, and the Parties hereby waive any objection to the contrary.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Parties, by their respective authorized counsel, to hereby execute this Second Amendment Agreement as of the Second Amendment Effective Date.

BEIGENE, LTD.		BEIGENE SWITZERLAND GMBH
By:	/s/Chan Lee	By:	/s/Michael Schoen
Printed Name: Chan Lee		Printed Name: Michael Schoen
Title: SVP and General Counsel		Title: Managing Director

CELGENE SWITZERLAND LLC		CELGENE HOLDINGS EST CORPORATION
By:	/s/Amy Fallone	By:	/s/Amy Fallone
Printed Name: Amy Fallone		Printed Name: Amy Fallone
Title: Manager		Title: Vice President and Secretary

CELGENE LOGISTICS SÀRL		CELGENE LOGISTICS SÀRL
By:	/s/Shean Teo Burgat	By:	/s/Graeme Lowe
Printed Name: Shean Teo Burgat		Printed Name: Graeme Lowe
Title: Director		Title: Director

CELGENE CORPORATION		BRISTOL-MYERS SQUIBB COMPANY
By:	/s/Amy Fallone	By:	/s/Amy Fallone
Printed Name: Amy Fallone		Printed Name: Amy Fallone
Title: Vice President and Secretary		Title: Corporate Secretary

CELGENE KAPPA HOLDINGS LLC
By:	/s/Amy Fallone
Printed Name: Amy Fallone
Title: Vice President and Secretary

[Signature Page to Second Amendment of the Settlement and Termination Agreement]
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